UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 9, 2009

ALDILA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21872	13-3645590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14145 Danielson St., Ste. B, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(858) 513-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q. and 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

and

Item 7.01.  Regulation FD Disclosure.

Modification to Commercial Credit Facility

Aldila, Inc. announced that on February 9, 2009 it entered into a Loan Modification Agreement (the “Agreement”) to be effective from December 31, 2008.  The Agreement modifies the Credit and Security Agreement with Key Bank of Ohio dated February 8, 2008 (reported on Form 8-K filed February 11, 2008).  The material changes are as follows:

•	The maximum amount permitted under the Revolving Loan is reduced to $5,000,000.

•	The maximum amount permitted under the Term Loan is reduced to $4,083,333 and Aldila is required to make a principal reduction payment of $83,333 on or before February 1, 2009 (which it paid).

•	The maximum combined total commitment amount under the Revolving and Term Loans is reduced to $9,083,333.

•	The revolving loan will become due February 8, 2011.

•	The term loan will become due February 8, 2013.

•

The base interest rate option on either the revolving or term loans will now be the Derived Base Rate, which is 275-basis points over the Base Rate. The Base Rate remains as the greater of (i) the Prime Rate or (ii) one-half of one-percent over the Federal Funds Effective Rate (the overnight Federal Funds rate announced from time to time by the New York Federal Reserve Bank).

•	The Eurodollar Rate will now be 450-basis points over the Eurodollar Rate.

•	Aldila will not be required to meet any leverage ratio covenant until September 30, 2009, nor any fixed charge coverage ratio until December 31, 2009.

•	Aldila has paid a loan modification fee of $90,000 concurrently with entering into the Agreement.

The foregoing description is not complete and is qualified by reference to the complete text of the Agreement.  A copy of the Agreement will be filed as an exhibit to Aldila’s Annual Report on Form 10-K for the period ended December 31, 2008.

Reference is further made to the Form 8-K filed by Aldila with the Securities and Exchange Comission (“SEC”) on February 11, 2008 for a more complete discussion of the original terms of the Credit and Security Agreement.  The original Credit and Security Agreement and certain attachments and exhibits were filed as exhibits to Aldila’s Annual Report on Form 10-K filed with the SEC on March 28, 2008.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2009	Aldila, Inc.

/s/ Scott M. Bier
Scott M. Bier
Chief Financial Officer and Vice President